Exhibit 10.1

Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of February 2, 2026, by and among KARMAN HOLDINGS INC., a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the Third Amendment Term Lenders (as defined below), the Refinancing Term Loan Lenders (as defined below), the Revolving Credit Lenders party hereto and CITIBANK, N.A., as Administrative Agent and Collateral Agent (in such capacities, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the existing Lenders party thereto prior to the effectiveness of this Amendment, and Administrative Agent are parties to that certain Credit Agreement, dated as of April 1, 2025 (as amended by the First Amendment to Credit Agreement, dated as of May 27, 2025 (the “First Amendment”), as amended by the Second Amendment to Credit Agreement, dated as of October 24, 2025 (the “Second Amendment”), and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Third Amendment Effective Date (as defined below), the “Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”);

WHEREAS, pursuant to Section 2.18 of the Credit Agreement, the Borrower may obtain Specified Refinancing Term Loans in respect of all or any portion of the Term Loans outstanding under the Credit Agreement by entering into one or more Refinancing Amendments executed by Holdings, the Borrower, the Administrative Agent, and each lender providing such Specified Refinancing Term Loans;

WHEREAS, the Borrower has requested and the lenders identified on Schedule A hereto (each a “Refinancing Term Loan Lender”, and collectively, the “Refinancing Term Loan Lenders”) have agreed to provide, subject to the express terms and conditions set forth herein, Specified Refinancing Term Loans denominated in Dollars in the aggregate principal amount of $502,800,000.00 in accordance with Section 2.18 of the Credit Agreement;

WHEREAS, the Borrower intends to use the Net Cash Proceeds of the Specified Refinancing Term Loans, pursuant to Section 2.18 of the Credit Agreement, to, immediately prior to the incurrence of the Third Amendment Term Loans (as defined below), refinance in full the Existing Term Loans (as defined below), together with accrued interest thereon;

WHEREAS, each existing Term Lender that executes and delivers a consent in the form of the Lender Consent attached to the Election Notice Memorandum (as defined in the Cashless Roll Letter (as defined below)) posted to the Lenders (a “Lender Consent”) will be deemed (i) to have agreed to the terms of this Amendment and the Amended Credit Agreement, (ii) to have agreed to exchange (as further described in the Lender Consent) the Allocated Amount (as defined in the Cashless Settlement of Existing Term Loans letter (the “Cashless Roll Letter”) by and among the Borrower and the Administrative Agent) of its existing Term Loans for 2026 Refinancing Term Loans (as defined below) in equal principal amount and (iii) on the Third Amendment Effective Date, to have exchanged (as described in the Lender Consent) the Allocated Amount of its existing Term Loans for 2026 Refinancing Term Loans in equal principal amount, which will be effectuated either by exercising a cash-less exchange option or through a cash settlement option selected by such Lender in its Lender Consent;

WHEREAS, the Borrower, the Administrative Agent, the Lenders party hereto and/or who have executed and delivered the Lender Consent desire to amend the Credit Agreement on the terms as forth herein;

WHEREAS, the Borrower has requested an increase to the 2026 Refinancing Term Loans in an aggregate principal amount equal to $265,000,000.00 (the “Third Amendment Term Loans”); and

WHEREAS, subject to the terms and conditions set forth herein, the Third Amendment Term Lenders (as defined below) have agreed on the terms and conditions set forth herein, to provide the Third Amendment Term Loans to the Borrower.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Amended Credit Agreement.

SECTION 2. Refinancing Term Loans.

(a) Subject to the terms and conditions of this Amendment and the Credit Agreement (including the effectiveness of the amendments and consents set forth in Section 5 hereof) and immediately prior to the incurrence of the Third Amendment Term Loans, each Refinancing Term Loan Lender severally agrees, to make the Specified Refinancing Term Loans (the “2026 Refinancing Term Loans”) to the Borrower on the Third Amendment Effective Date in a principal amount not to exceed the amount set forth opposite such Refinancing Term Loan Lender’s name in Schedule A annexed hereto (the “Refinancing Term Loan Commitments”). Amounts repaid in respect of the 2026 Refinancing Term Loans may not be reborrowed. The Refinancing Term Loan Commitments will terminate in full upon the making of the 2026 Refinancing Term Loans referred to herein.

(b) This Amendment shall constitute (i) a notice of prepayment of Term Loans required pursuant to Section 2.05(a) of the Credit Agreement (and the Administrative Agent and the Lenders hereby agree that this Amendment satisfies the requirements thereof) and (ii) a Refinancing Amendment for purposes of Section 2.18 of the Credit Agreement.

SECTION 3. Third Amendment Term Loans.

(a) Subject to the satisfaction of the conditions set forth herein, each Person listed on Schedule B attached hereto as a “Third Amendment Term Lender” (each such Person, a “Third Amendment Term Lender”, and collectively, the “Third Amendment Term Lenders”) severally (and not jointly) agrees, effective as of the Third Amendment Effective Date immediately following the making of the 2026 Refinancing Term Loans and the application of the proceeds thereof, to make in Dollars a Third Amendment Term Loan to the Borrower in an amount set forth opposite such Third Amendment Term Lender’s name on such Schedule B under the heading “Third Amendment Term Loan Commitments” (the “Third Amendment Term Loan Commitments”). The Third Amendment Term Loans shall be made in a single borrowing on the Third Amendment Effective Date immediately following the making of the 2026 Refinancing Term Loans and the application of the proceeds thereof. Amounts borrowed under this Section 3(a) and subsequently repaid or prepaid may not be reborrowed.

(b) From and after the Third Amendment Effective Date, (i) the terms of the Third Amendment Term Loans shall be the same as the terms of the 2026 Refinancing Term Loans, (ii) [reserved], (iii) each Third Amendment Term Lender shall be a “Lender” and a “Term Lender” for all purposes under the Amended Credit Agreement and the other Loan Documents, (iv) the Third Amendment Term Loans shall be “Loans” and “Term Loans”, (v) the Third Amendment Term Loan Commitments shall be “Commitments” and “Term Commitments”, in each case, for all purposes under the Amended Credit Agreement and the other Loan Documents and shall have the terms set forth in the Amended Credit Agreement and (vi) the Third Amendment Term Loans and the 2026 Refinancing Term Loans funded under the Credit Agreement on the Third Amendment Effective Date shall collectively constitute one and the same tranche and Class of Term Loans under the Amended Credit Agreement, and shall be fungible for U.S. federal income tax purposes and assigned the same CUSIP.

(c) For the avoidance of doubt, for all purposes under the Amended Credit Agreement and the other Loan Documents, the Third Amendment Term Loans shall not constitute Incremental Term Loans (as defined in the Amended Credit Agreement), nor shall the Borrower’s request therefor constitute an Incremental Request (as defined in the Amended Credit Agreement) shall constitute an “Incremental Amendment”.

(d) The proceeds of the Third Amendment Term Loans shall be used for general corporate purposes not prohibited under the Amended Credit Agreement (including, without limitation, Permitted Investments and to pay fees, costs and expenses in connection therewith) and for the payment of any fees, commissions and expenses associated therewith.

SECTION 4. Terms of 2026 Refinancing Term Loans.

(a) Notwithstanding any provision to the contrary herein or in the Amended Credit Agreement, except as set forth herein (including the amendments set forth in Section 5), (i) the terms of the 2026 Refinancing Term Loans and the Third Amendment Term Loans (collectively the “New Term Loans”) shall be the same as the terms of the Term Loans and Initial Term Loans outstanding immediately prior to giving effect to (x) this Amendment and (y) the incurrence and funding of the New Term Loans (collectively, the “Existing Term Loans”) and (ii) the New Term Loans shall constitute one tranche and Class of Term Loans. On the Third Amendment Effective Date, each Refinancing Term Loan Lender and each Third Amendment Term Lender shall be a Lender and a Term Lender, for all purposes of the Amended Credit Agreement, with (x) an outstanding Term Loan and Initial Term Loan or (y) solely with respect to the Third Amendment Term Lenders, until the funding of the Third Amendment Term Loans, an outstanding Term Commitment. Following the Third Amendment Effective Date and the funding of the New Term Loans, (i) each reference to “Term Loans” and “Initial Term Loans” in the Loan Documents shall be a reference to the New Term Loans, (ii) each reference to “Lenders” or “Term Lenders” in the Loan Documents shall be a reference to the Refinancing Term Loan Lenders and the Third Amendment Term Lenders, in each case, unless the context shall require otherwise and (iii) the Refinancing Term Loan Lenders and the Third Amendment Term Lenders shall have the rights and obligations of a “Lender” and “Term Lender” under the Amended Credit Agreement and the Loan Documents. Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all New Term Loans, when originally made, are Term Loans and Initial Term Loans for all purposes under the Loan Documents, and the Administrative Agent is authorized to mark the Register accordingly to reflect the amendments and adjustments set forth herein.

(b) The Borrower shall repay to the Administrative Agent for the ratable account of the Refinancing Term Loan Lenders and the Third Amendment Term Lenders the aggregate principal amount of all New Term Loans outstanding in equal quarterly payments equal to 0.25% of the aggregate original principal amount of the New Term Loans (each such repayment amount, a “Term Loan Repayment Amount”) which amount shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the terms of the Amended Credit Agreement on the last Business Day of each fiscal quarter ending prior to the Maturity Date (as defined in the Amended Credit Agreement), commencing with the fiscal quarter ending March 31, 2026; provided, however, to the extent not previously paid, the New Term Loans shall be due and payable by the Borrower on the Maturity Date.

(c) The proceeds of the 2026 Refinancing Term Loans shall be used pursuant to Section 2.18 of the Credit Agreement, to refinance in full the Existing Term Loans together with accrued interest thereof.

(d) The parties hereto hereby agree that, notwithstanding anything in the Amended Credit Agreement to the contrary, (i) the New Term Loans shall, initially, be SOFR Loans with an initial Interest Period commencing on the Third Amendment Effective Date and ending on February 27, 2026 and (ii) the Administrative Agent is hereby authorized to take all actions as it may reasonably deem to be necessary to ensure that the New Term Loans are one and the same Class and the Administrative Agent shall be authorized to mark the Register accordingly to reflect the amendments and adjustments set forth herein.

SECTION 5. Amendments. The parties hereby agree to amend the Credit Agreement as follows:

(i) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

““Third Amendment” means the Third Amendment to Credit Agreement, dated as of February 2, 2026, by and among the Borrower, Lenders party thereto and the Administrative Agent.”

““Third Amendment Effective Date” has the meaning set forth in Section 3 of the Third Amendment, which date is February 2, 2026.”

(ii) The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Applicable Rate” means

(a) with respect to any Term Loan, (i) prior to the Third Amendment Effective Date, a percentage per annum equal to (x) in the case of SOFR Loans, 3.50% and (y) in the case of Base Rate Loans, 2.50% and (ii) from and after the Third Amendment Effective Date, a percentage per annum equal to (x) in the case of SOFR Loans, 2.75% and (y) in the case of Base Rate Loans, 1.75% and

(b) with respect to any Revolving Credit Loan,

(i) prior to the Third Amendment Effective Date, (x) for the period from the Closing Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(b) in respect of the second full fiscal quarter ending after the Closing Date (or, at the Borrower’s option and solely for purposes of determining the Applicable Rate, the date on which a Compliance Certificate is delivered in respect of the first full fiscal quarter ending after the Closing Date), 3.00% per annum for SOFR Loans and 2.00% per annum for Base Rate Loans and (y) thereafter, the applicable percentage per annum set forth below (with no limits on reduction to be effected as of any date of determination), as determined by reference to the Consolidated First Lien Net Leverage Ratio, as set forth in the then most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Consolidated First Lien Net Leverage Ratio	SOFR Loans	Base Rate Loans
1	Greater than 2.50:1.00	3.25%	2.25%
2	Less than or equal to 2.50:1.00 and greater than 1.50:1.00	3.00%	2.00%
3	Less than or equal to 1.50:1.00	2.75%	1.75%

and (ii) on and after the Third Amendment Effective Date, the applicable percentage per annum set forth below (with no limits on reduction to be effected as of any date of determination), as determined by reference to the Consolidated First Lien Net Leverage Ratio, as set forth in the then most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Consolidated First Lien Net Leverage Ratio	SOFR Loans	Base Rate Loans
1	Greater than 2.50:1.00	2.50%	1.50%
2	Less than or equal to 2.50:1.00 and greater than 1.50:1.00	2.25%	1.25%
3	Less than or equal to 1.50:1.00	2.00%	1.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b), commencing in respect of the second full fiscal quarter ending after the Closing Date (or, at the Borrower’s option and solely for purposes of determining the Applicable Rate, the date on which a Compliance Certificate is delivered in respect of the first full fiscal quarter ending after the Closing Date); provided, however, that “Pricing Level 1” shall apply without regard to the Consolidated First Lien Net Leverage Ratio (x) at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(b) but was not delivered), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered or (y) at all times if an Event of Default shall have occurred and be continuing.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).”

(iii) The definition of “Initial Term Loans” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Initial Term Loans” (a) prior to the Third Amendment Effective Date, has the meaning specified in Section 2.01(a). and (b) from and after the Third Amendment Effective Date, means the New Term Loans (as defined in the Third Amendment).”

(iv) Section 2.05(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“If the Borrower, in connection with, or resulting in, any Repricing Event (A) makes a voluntary prepayment of any Initial Term Loans pursuant to Section 2.05(a), (B) makes a repayment of any Initial Term Loans pursuant to Section 2.05(b)(iii) or (C) effects any amendment with respect to the Initial Term Loans which reduces the All-in Yield applicable to the relevant Initial Term Loans, in each case, on or prior to the date that is six months after the Third Amendment Effective Date, the Borrower shall pay to the Administrative Agent, for the ratable account of the applicable Term Lenders (including any Non-Consenting Lenders) (x) with respect to clauses (A) and (B), a prepayment premium in an amount equal to 1.00% of the principal amount of Term Loans prepaid or repaid and (y) with respect to clause (C), a prepayment premium in an amount equal to 1.00% of the principal amount of the affected Term Loans held by the Term Lenders not consenting to such amendment.”

(v) Section 2.07(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the applicable Term Lenders holding Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06, or be increased as a result of any increase in the amount of Term Loans pursuant to Section 2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Initial Term Loans made as of the Third Amendment Effective Date)):

Date	Amount
The last Business Day of each fiscal quarter ending prior to the Maturity Date for the Initial Term Loans starting with the fiscal quarter ending on March 31, 2026	0.25% of the aggregate principal amount of the aggregate initial principal amount of the Initial Term Loans on the Third Amendment Effective Date

Maturity Date for the Initial Term Loans	All unpaid aggregate principal amounts of any outstanding Initial Term Loans provided, however, that the final principal repayment installment of the Initial Term Loans shall be repaid on the Maturity Date for the Initial Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all Initial Term Loans outstanding on such date.”

SECTION 6. Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction (or waiver) of the following conditions (the time at which all such conditions are so satisfied (or waived) is referred to herein as the “Third Amendment Effective Date”):

(a) No Event of Default shall exist and be continuing immediately after giving effect to this Amendment;

(b) the Administrative Agent shall have received from each party hereto a counterpart of this Amendment (or Lender Consent) signed on behalf of the Borrower, the Administrative Agent, each Refinancing Term Loan Lender, each Third Amendment Term Lender and each Revolving Credit Lender (which, in each case, may be .pdf copies or delivered by other electronic method);

(c) the Administrative Agent shall have received a Committed Loan Notice relating to the Third Amendment Term Loans;

(d) the Administrative Agent shall have received such customary documents and certifications (including certificates of incorporation and bylaws, certificate of resolutions, board minutes or other action, and, if applicable, good standing certificates) as the Administrative Agent may reasonably require to evidence (A) the identity, authority and capacity of each Responsible Officer of the Loan Parties acting as such in connection with this Amendment and the other Loan Documents and (B) that the Loan Parties are duly organized or formed, and that each of them is validly existing and, to the extent applicable, in good standing;

(e) the Administrative Agent shall have received a solvency certificate executed by the chief financial officer or similar officer, director or authorized signatory of the Borrower (after giving effect to this Amendment and the borrowing of the Third Amendment Term Loans) substantially in the form attached as Exhibit H to the Credit Agreement;

(f) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the matters set forth in Sections 6(a) and 6(h) of this Amendment;

(g) the Administrative Agent shall have received an opinion from (x) Willkie Farr & Gallagher LLP, as New York counsel to the Loan Parties and (y) Stoel Rives LLP, as Washington counsel to Systima Technologies, Inc., in each case, addressed to each Secured Party, in form and substance reasonably satisfactory to the Administrative Agent;

(h) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Third Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date;

(i) The Administrative Agent shall have received a funding direction letter with an attached funds flow memorandum executed by the Borrower, dated as of the Third Amendment Effective Date;

(j) to the extent a reasonably detailed invoice therefor has been received by the Borrower at least three (3) Business Days prior to the Third Amendment Effective Date (or such later date as the Borrower may agree), the Administrative Agent shall have been reimbursed by or on behalf of the Borrower for all documented out-of-pocket expenses incurred by it in connection with this Amendment in accordance with and subject to the terms of Section 10.04 of the Credit Agreement; and

(k) (i) The Third Amendment Term Lenders shall have received all customary documentation and other information with respect to the Loan Parties that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, in each case that has been reasonably requested by such Third Amendment Term Lenders at least three (3) Business Days prior to the Third Amendment Effective Date and (ii) to the extent requested by such Third Amendment Term Lenders at least three (3) Business Days prior to the Third Amendment Effective Date, if any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, such Loan Party shall have delivered a Beneficial Ownership Certification in relation to such Loan Party.

SECTION 7. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each Third Amendment Term Lender that, as of the Third Amendment Effective Date:

(a) Each Loan Party and each of the Restricted Subsidiaries (a) is a Person duly organized, formed or incorporated, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is authorized to do business and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted and (e) is in compliance with all Laws; except in each case referred to in clause (a) (other than with respect to the Borrower), (b)(i) (other than with respect to the Borrower), (c), (d) and (e), to the extent that any failure to be so or to have such would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The execution, delivery and performance by each Loan Party of this Amendment and the consummation of the transactions contemplated hereby, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.02 of the Amended Credit Agreement), (i) any Contractual Obligation to which such Person is a party or (ii) any material order, injunction, writ or decree of any Governmental Authority applicable to such Person or its property is subject, except to the extent that such breach, contravention or creation of such Lien would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (c) violate any Law; except to the extent that such violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) This Amendment has been duly executed and delivered by each Loan Party that is party hereto. Subject to the Legal Reservations, this Amendment constitutes, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms.

SECTION 8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Amendment and each other Loan Document shall be effective as delivery of an original executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9. Reference to and Limited Effect on the Credit Agreement and the Other Loan Documents. On and after the Third Amendment Effective Date, (A) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and (B) each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement after giving effect to this Amendment. Except as specifically amended by this Amendment, the Credit Agreement and each of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders under, the Credit Agreement or any of the other Loan Documents.

SECTION 10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11. Reaffirmation of the Loan Parties. Each Loan Party hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the First Amendment, the Second Amendment and each other Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Amended Credit Agreement, this Amendment, the First Amendment, the Second Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that any existing security interests and other Liens granted by such Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to any other Loan Document in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Amended Credit Agreement and the other Loan Documents as and to the extent provided in the other Loan Documents.

SECTION 12. Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 10.15, 10.16 and 10.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

SECTION 13. Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

SECTION 14. Captions. Captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

KARMAN HOLDINGS INC., as the Borrower

By:	/s/ Mike Willis
Name:	Mike Willis
Title:	Chief Financial Officer

[Signature Page to Third Amendment to Credit Agreement]

OTHER LOAN PARTIES, SOLELY FOR PURPOSES OF SECTION 11 OF THE AMENDMENT:

KARMAN PARENT LLC
KARMAN SPACE & DEFENSE LLC AEROSPACE ENGINEERING, LLC WOLCOTT DESIGN SERVICES LLC AMRO FABRICATING CORPORATION SYSTIMA TECHNOLOGIES, INC.
MTI PARTNERS, LLC METAL MACHINING LLC
METAL MACHINING LAND LLC GCR TECHNOLOGIES, LLC
RCS ROCKET MOTOR COMPONENTS, INC.
AMERICAN AUTOMATED ENGINEERING, INC.

By:	/s/ Mike Willis
Name:	Mike Willis
Title:	Chief Financial Officer

[Signature Page to Third Amendment to Credit Agreement]

CITIBANK, N.A.,
as Administrative Agent

By:	/s/ Carlos Bolanos
Name:	Carlos Bolanos
Title:	Senior Vice President

[Signature Page to Third Amendment to Credit Agreement]

CITIBANK, N.A.,
as a Third Amendment Term Lender, a Refinancing Term Loan Lender and a Revolving Credit Lender

By:	/s/ Carlos Bolanos
Name:	Carlos Bolanos
Title:	Senior Vice President

[Signature Page to Third Amendment to Credit Agreement]

ROYAL BANK OF CANADA,
as a Revolving Credit Lender

By	/s/ Mark Tarnecki
Name:	Mark Tarnecki
Title:	Authorized Signatory

[Signature Page to Third Amendment to Credit Agreement]

[LENDER CONSENT SIGNATURE PAGES ON FILE WITH THE ADMINISTRATIVE AGENT]

Schedule A

Refinancing Term Loan Commitments

Refinancing Term Loan Lender	Refinancing Term Loan Commitments
CITIBANK, N.A.	$502,800,000.00

TOTAL	$502,800,000.00

Schedule B

Third Amendment Term Loan Commitments

Third Amendment Term Lenders	Third Amendment Term Loan Commitments
CITIBANK, N.A.	$265,000,000.00

TOTAL	$265,000,000.00